EXHIBIT 23.03

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of FormFactor, Inc. of our report dated March 13, 2013 relating to the financial statements, which appears in FormFactor, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013.

/s/ PricewaterhouseCoopers LLP
San Jose, California
May 6, 2014